EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 22, 2015 relating to the financial statements, which appears in ProQR Therapeutics N.V.’s Annual Report on Form 20-F for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ Deloitte Accountants B.V.

Amsterdam, The Netherlands

October 2, 2015